Municipal Mortgage & Equity, LLC

621 East Pratt Street
Baltimore, Maryland 21202
T 443.263.2900 F 410.727.5387

November 7, 2007

VIA FACSIMILE

Wachovia Securities
301 S. College Street, 16th Floor
Charlotte, NC 28288
Attention: Lee Goins, Vice President

Re: Notice and Request for Waiver

Ladies and Gentlemen:

Reference is made to that certain $200,000,000 Master Repurchase Agreement by and among MMA Realty Capital Repurchase Subsidiary, LLC, Variable Funding Capital Company, LLC, Wachovia Capital Markets, LLC (the “Bank”), MMA Realty Capital, LLC and Municipal Mortgage & Equity, LLC (“MuniMae”) dated as of November 13, 2006 and all related agreements (together, the "Agreement”). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

Notice

This correspondence will serve as notice of the matters set forth herein given pursuant to the requirements of the applicable notices provisions of the Agreement.

As we notified you by letter in September 2006 and by the Notice and Request for Waiver, dated March 23, 2007, our continuing efforts to restate certain of the historical GAAP financial statements of MuniMae and certain other matters have delayed the completion of certain of our 2006 financial statements and annual and periodic reports to the Securities and Exchange Commission, as well as the financial statements for certain of our affiliates.

We currently anticipate that we will file (1) our annual report on Form 10-K for fiscal 2006 (the “MuniMae 2006 Form 10-K”) on or before March 3, 2008 and (2) our quarterly reports on Forms 10-Q for each of the quarters ending March 31, 2007, June 30, 2007 and September 30, 2007 (the “MuniMae Q1 2007 Form l0-Q,” the “MuniMae Q2 2007 Form 10-Q” and the "MuniMae Q3 2007 Form 10-Q,” respectively, and together the “MuniMae 2007 Forms 10-Q”) sequentially at some point after March 31, 2008 but not after December 31, 2008. Prior to these filing dates, we currently anticipate that we will be able to deliver only “management certified” unaudited financial statements with respect to MuniMae.

As a result and as we have informed you previously, we will be unable to comply with the applicable financial reporting and related covenants set forth in the applicable financial reporting covenants in the Agreements.

Request for Waiver

We hereby request a one-time waiver of any and all Defaults or Events of Default with respect to the matters set forth herein; provided that we are able to deliver.

(a) audited 2006 financial statements for MuniMae as well as the MuniMae 2006 Form 10-K on or before March 3, 2008,

(b) the MuniMae 2007 Forms 10-Q filed sequentially on or before December 31, 2008, and

(c) audited financial statements for other applicable MuniMae subsidiaries for the year ending December 31, 2007 on or before December 31, 2008.

We acknowledge and agree that the Bank shall reserve the right to declare this waiver void and of no force or effect if we fail to comply with these conditions.

We represent and warrant that the Company is in compliance with the Financial covenants and all other covenants, duties, agreements contained in the Agreement, all representations and warranties in the Agreement are true and correct in all material respects and there are no other Defaults or Events of Default under the Agreement. We acknowledge and agree that the Bank is and shall be entitled to rely on this representation and warranty in determining whether or not to grant the requested waiver.

We acknowledge and agree that the Bank, if it executes this Request for Waiver, does so with the express understanding with the Company that, in entering into the Request for Waiver, we are not establishing any course of dealing with such Person. The Bank’s rights to require strict performance with all of the provisions, terms and conditions of the Agreement shall not in any way be impaired by the extension of this Request for Waiver, except to the extent expressly waived by this Request for Waiver. The Bank shall not be obligated in any manner to execute further amendments or waivers, if such waivers or amendments are requested in the future, assuming the terms and conditions are satisfactory to it, the Bank may require the payment of fees in connection therewith.

This Request for Waiver constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall remain in full force and effect. The waiver granted by this Request for Waiver is affective only for the specific purpose for which it is given and shall not be deemed a consent, waiver, amendment or modification of any term or condition set forth in the Agreement. The Bank hereby acknowledges that, after giving effect to this Request for Waiver, the Agreement remains in fall force and effect.

This Request for Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same letter agreement. This Request for Waiver shall be effective as of the date of execution by the Bank.

This Request for Waiver shall be governed by, construed and enforced in accordance with, the laws of the State of New York without regard to its conflict of laws provisions.

This notice is being delivered to you as confirmation of our earlier discussion with you on the topics set forth above and our understanding that this situation does not present any issues under the Agreement. Please contact me by phone at (813) 868-8025 or e-mail at ed.feldkamp@munimae.com if this is not the case.

Sincerely,
MUNICIPAL MORTGAGE & EQUITY, LLC

By: /s/Edward Feldkamp
Name: Title:	Edward Feldkamp Vice President and Treasurer

Please indicate your grant of the waivers requested above by signing below and returning a copy of this page to me by e-mail or facsimile.

WACHOVIA BANK, N.A.

By:/s/ H. Lee Goins III
Name: Title:	H. Lee Goins III Vice President